UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2013

Progenics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Progenics Pharmaceuticals, Inc. is filing this Amendment No. 3 on Form 8-K/A to amend its Current Report on Form 8-K filed with the Commission on January 22, 2013, as amended by Amendments Nos. 1 and 2, filed on April 4 and June 19, 2013, respectively, for the purpose of filing financial statements and unaudited pro forma combined financial information, required to be filed pursuant to Rule 3-05 and Article 11 of Regulation S-X under the U.S. Securities Act of 1933 and Securities Exchange Act of 1934, relating to its January 2013 acquisition of Molecular Insight Pharmaceuticals, Inc. It is not modifying, and this Amendment No. 3 does not change, other disclosure in the earlier 8-K filings, and this amendment should be read in conjunction with them.

The Company is also disclosing under Item 8.01 the amount of its holdings of cash, cash equivalents and auction rate securities at January 31, 2014.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The financial statements and unaudited pro forma combined financial information required to be filed pursuant to Rule 3-05 and Article 11 of Regulation S-X under the Securities Act and the Exchange Act are included in this Amendment No. 3 under Item 9.01.

Item 8.01.	Other Events.

At January 31, 2014, the Company held cash, cash equivalents and $2.4 million face amount of auction rate securities totaling approximately $64 million.

Item 9.01.	Financial Statements and Exhibits.

(a)	Pro forma financial information.

Included in this Amendment No. 3 as Exhibit 99.4 is the unaudited pro forma combined statements of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012 with respect to Progenics’ acquisition of Molecular Insight Pharmaceuticals, Inc.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of BDO USA, LLP.

99.1*	Consolidated Balance Sheets of Molecular Insight Pharmaceuticals, Inc. as of December 31, 2012 and 2011 (Successor), and the related Consolidated Statements of Operations, Changes in Stockholders’ Equity (Deficit), and Cash Flows for the year ended December 31, 2012 (Successor) and for the period from June 1, 2011 to December 31, 2011 (Successor), and for the period January 1, 2011 to May 31, 2011 (Predecessor).

99.4	Unaudited Pro Forma Combined Statements of Operations For The Nine Months Ended September 30, 2013 And For The Year Ended December 31, 2012.

*	Incorporated by reference to Amendment No. 1 to the April 4th filing referred to in the Explanatory Note.

Forward-Looking Statements

This Report contains both historical and forward-looking statements. It may contain projections and other forward-looking statements regarding future events. Such statements are predictions only, and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include, among others, the cost, timing and results of clinical trials and other development activities; the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational New Drug applications; market acceptance for approved products; generic and other competition; the possible impairment of, inability to obtain and costs of obtaining intellectual property rights; and possible safety or efficacy concerns, general business, financial and accounting matters, litigation and other risks. More information concerning Progenics and such risks and uncertainties is available on its website, and in its press releases and reports it files with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012, as amended.

Progenics is providing the information in this Amendment No. 3 as of its date and does not undertake any obligation to update or revise it, whether as a result of new information, future events or circumstances or otherwise. Additional information concerning Progenics and its business may be available in press releases or other public announcements and public filings made after the date of this Amendment No. 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Vice President, Finance and Treasurer
(Principal Financial and Accounting Officer)

Date: February 20, 2014